Exhibit 10.1

SEVENTH AMENDMENT TO CREDIT AGREEMENT

THIS SEVENTH AMENDMENT TO CREDIT AGREEMENT is entered into as of September 29, 2015 among COLUMBIA SPORTSWEAR COMPANY, an Oregon corporation ("Borrower"), WELLS FARGO BANK, NATIONAL ASSOCIATION as Administrative Agent and as a Lender, and BANK OF AMERICA, N.A., as a Lender.

RECITALS

Borrower, Administrative Agent and Lenders are parties to that certain Credit Agreement dated June 15, 2010 (as previously amended, the "Credit Agreement") and desire to amend the Credit Agreement to correct a typographical error in Section 8.2 as revised in the Fifth Amendment to Credit Agreement.  All capitalized terms used herein and not otherwise defined herein shall have the meaning attributed to them in the Credit Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and promises of the parties contained herein, Borrower, Administrative Agent and Lenders hereby agree as follows:

1.Amendment of Section 8.2.    Section 8.2 of the Credit Agreement is amended and replaced in its entirety to read as follows:

8.2FUNDED DEBT RATIO

Borrower shall maintain as of the last day of each fiscal quarter a Funded Debt Ratio (as defined in Schedule II) of not greater than 3.00:1.00.

2.Ratification.    Except as otherwise provided in this Seventh Amendment, all of the provisions of the Credit Agreement are hereby ratified and confirmed and shall remain in full force and effect.

3.One Agreement.    The Credit Agreement, as modified by the provisions of this Seventh Amendment, shall be construed as one agreement.

4.Effective Date.   This Seventh Amendment shall be effective retroactively to September 26, 2014, the date of the Fifth Amendment.

5.Counterparts.    This Seventh Amendment may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original, and all of which when taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page of this Seventh Amendment by fax or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Seventh Amendment.

IN WITNESS WHEREOF, this Seventh Amendment to Credit Agreement has been duly executed and delivered as of the date first written above.

BORROWER:	COLUMBIA SPORTSWEAR COMPANY By: /s/ Thomas B. Cusick Title: Executive Vice President of Finance and Chief Financial Officer
ADMINISTRATIVE AGENT and LENDER:	WELLS FARGO BANK, NATIONAL ASSOCIATION By: /s/ James L. Franzen James L. Franzen, Senior Vice President
LENDER:	BANK OF AMERICA, N.A. By: /s/ Michael W. Snook Michael W. Snook, Senior Vice President

CONSENT AND ACKNOWLEDGMENT OF GUARANTOR

Columbia Sportswear USA Corporation hereby (a) acknowledges receipt of a copy of the foregoing Seventh Amendment to Credit Agreement and consents to the modification of the Credit Agreement contained therein, (b)  reaffirms its obligations and waivers under its Continuing Guaranty dated as of June 15, 2010 and (c) acknowledges that its obligations under its Continuing Guaranty are legal, valid and binding obligations enforceable in accordance with their terms and that it has no defense, offset, claim or counterclaim with respect to any of its obligations thereunder.

IN WITNESS WHEREOF, Columbia Sportswear USA Corporation has duly executed and delivered this Consent and Acknowledgment as of September 29, 2015.

GUARANTOR:	COLUMBIA SPORTSWEAR USA CORPORATION By: /s/ Thomas B. Cusick Title: Executive Vice President of Finance and Chief Financial Officer